Exhibit 99.1

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is made and entered into as of the 6th day of August, 2010, by and between HINES VAF II SACRAMENTO PROPERTIES, L.P., a Delaware limited partnership (“Landlord”), and AMERICAN RIVER BANK, a commercial bank organized under the laws of the State of California (“Tenant”).

WITNESSETH

A.          Landlord (as successor in interest to Spieker Properties, L.P.) and Tenant are parties to that certain lease dated March 22, 2000 (the “Original Lease”), for space currently containing approximately 9,498 rentable square feet (the “Original Premises”) described as Suite No. 107 on the first floor of the building located at 1545 River Park Drive, Sacramento, California (the “Building”), which lease has been previously amended by that certain First Amendment to Lease dated August 10, 2000 (the “First Amendment”), and that certain side letter dated August 23, 2000, which together with the Original Lease shall hereinafter be collectively referred to as the “Lease”.

B.          Tenant desires to surrender a portion of the Original Premises to Landlord containing approximately 7,855 rentable square feet on the first floor of the Building as shown on Exhibit A hereto (the “Reduction Space”) and that the Lease be appropriately amended, and Landlord is willing to accept such surrender on the terms and conditions hereinafter set forth.

C.          The Lease by its terms shall expire on July 31, 2010 (“Prior Termination Date”), and the parties desire to extend the Term of the Lease, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.           Extension.  The Lease Term is hereby extended retroactively as of August 1, 2010 for a period of one hundred twenty-seven (127) months and shall expire on February 28, 2021 (“Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Prior Termination Date (“Extension Date”) and ending on the Extended Termination Date shall be referred to herein as the “Extended Term”.

2.           Reduction.  Effective as of the “substantial completion” of the “Tenant Improvements” (as such terms are defined in the Work Letter attached hereto as Exhibit “B”) (the “Reduction Effective Date”), the Premises shall be decreased from Nine Thousand Four Hundred Ninety-eight (9,498) rentable square feet on the first floor to One Thousand Six Hundred Forty-three (1,643) rentable square feet on the first floor by the elimination of the Reduction Space. As of the Reduction Effective Date, the Reduction Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the Reduction Space, and the “Premises”, as defined in the Lease, shall be deemed to mean the Original Premises, less the Reduction Space. Landlord shall deliver to Tenant written notice of the Reduction Effective Date (the “Reduction Effective Date Notice”).  Tenant shall vacate the Reduction Space as of tenth (10th) day following Landlord’s delivery of the Reduction Effective Date Notice (such date that Tenant is required to vacate the Reduction Space being referred to herein as the “Vacation Date”) and return the same to Landlord in “broom clean” condition and otherwise in accordance with the terms and conditions of the Lease.  Notwithstanding anything to the contrary contained herein, during the period between the Reduction Effective Date and the Vacation Date (such period being referred to herein as the “Vacation Period”), Tenant shall fully comply with all obligations under the Lease (as amended hereby) respecting the Reduction Space as though the Reduction Space were still deemed part of the Premises hereunder, except that Tenant shall not be obligated to pay Base Rent or Additional Rent with respect to the Reduction Space during the Vacation Period (however Tenant shall be obligated to pay Base Rent with respect to Premises, except as provided for in Paragraph 3(d) below) .  In accordance with the Lease, Tenant shall have no obligations to remove the original tenant improvements currently existing in the Reduction Space. If Tenant shall holdover in the Reduction Space beyond the Vacation Date, Tenant shall be liable for Base Rent, Additional Rent and other charges respecting the Reduction Space equal to 150% of the amount in effect for the month prior to the Extension Date (i.e., July 2010) prorated on a per diem basis and on a per square foot basis for the Reduction Space. Such holdover amount shall not be in limitation of Tenant’s liability for consequential or other damages arising from Tenant’s holding over nor shall it be deemed permission for Tenant to holdover in the Reduction Space.

                3.           Base Rent.

(a)           As of the Extension Date, the schedule of Base Rent payable with respect to the Original Premises is the following:

Period	Annual Rate Per Square Foot	Monthly Base Rent
08/01/10 – 08/31/10	N/A	$16,000.00
09/01/10 – Reduction Effective Date	$27.60	$21,845.40

(b)           As of the day following the Reduction Effective Date, the schedule of Base Rent payable with respect to the Premises during the Extended Term is the following:

Period	Annual Rate Per Square Foot	Monthly Base Rent
Day Following Reduction Effective Date – 02/29/12	$27.60	$3,778.90
03/01/12 – 02/28/13	$28.20	$3,861.05
03/01/13 – 02/28/14	$28.80	$3,943.20
03/01/14 – 02/28/15	$29.40	$4,025.35
03/01/15 – 02/29/16	$30.00	$4,107.50
03/01/16 – 02/28/17	$30.60	$4,189.65
03/01/17 – 02/28/18	$31.20	$4,271.80
03/01/18 – 02/28/19	$31.80	$4,353.95
03/01/19 – 02/29/20	$32.40	$4,436.10
03/01/20 – 02/28/21	$33.00	$4,518.25

(c)           All such Base Rental shall be payable by Tenant in accordance with the terms of the Lease.

(d)          Tenant shall not be required to pay Base Rent for the period commencing on September 1, 2010 and ending on the date which is the later of March 31, 2011 and the Reduction Effective Date (the “Base Rent Forgiveness Period”).  The other provisions of this Section 3 to the contrary notwithstanding and assuming that the Reduction Effective Date is November 1, 2010, Landlord and Tenant acknowledge that Base Rent for the Base Rent Forgiveness Period would be the sum of $62,585.30 (the “Total Base Rent Forgiveness Amount”), in the absence of the forgiveness of the Base Rent for such period. If the Reduction Effective Date is other than November 1, 2010, the Total Base Rent Forgiveness Amount will be adjusted accordingly.

4.           Additional Security Deposit.  No additional security deposit shall be required in connection with this Amendment.

5.           Tenant’s Proportionate Share.  For the period commencing on the day following the Reduction Effective Date and ending on the Extended Termination Date, Tenant’s Proportionate Share of the Building is decreased from 8% to 1.4%. Notwithstanding anything in this Amendment to the contrary, Tenant shall remain liable for all year-end adjustments with respect to Tenant’s Proportionate Share of Operating Expenses applicable to the Reduction Space for that portion of the calendar year preceding the Reduction Effective Date. Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein.

6.           Operating Expenses.  For the period commencing on August 1, 2010 and ending on the Extended Termination Date, Tenant shall pay for Tenant’s Proportionate Share of the Building Operating Expenses in accordance with the terms of the Lease, provided, however, during such period, the Base Year for the computation Tenant’s Proportionate Share of the Building Operating Expenses is amended from 2000 to 2010.

                7.           Improvements to Premises.

(a)           Condition of Premises.  Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

(b)           Responsibility for Improvements to Premises.  Landlord shall perform improvements to the Premises in accordance with the Work Letter attached hereto as Exhibit B.

8.           Representations.  Each party represents to the other that it has full power and authority to execute this Amendment. Tenant represents that it has not made any assignment, sublease, transfer, conveyance of the Lease or any interest therein or in the Reduction Space  other than those explicitly recited herein and further represents that there is not and will not hereafter be any claim, demand, obligation, liability, action or cause of action by any other party respecting, relating to or arising out of the Reduction Space, and Tenant agrees to indemnify and hold harmless Landlord and the Landlord Related Parties (as defined in the “Miscellaneous” Section below) from all liabilities, expenses, claims, demands, judgments, damages or costs arising from any of the same, including without limitation, attorneys’ fees. Tenant acknowledges that Landlord will be relying on this Amendment in entering into leases for the Reduction Space with other parties.

                9.           Other Pertinent Provisions.  Landlord and Tenant agree that, effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

(a)   Project. The Building is not a part of a project, and all references to the “Project” in the Lease are hereby deleted.

(b)           Expansion Option.  Landlord and Tenant agree that Tenant shall have no option to further expand the Premises, and accordingly, Section 43 of the Original Lease, as amended by Section 3 of the First Amendment, and any other provision of the Lease affording such an option, are all hereby deleted.

(c)           Existing Option to Renew. Section 42 of the Original Lease is hereby deleted and shall be of no further effect. Tenant’s only option to renew the Term shall be pursuant to Section 9(d) below.

(d)           Option to Renew.

(i)           Tenant shall have the option to extend the Extended Term for one additional period of five (5) years (the “Renewal Term”; the Renewal Term shall commence as of the day following the Extended Termination Date).  Base Rent per month for the Renewal Term shall be the then-current Fair Market Rent for the Renewal Term.

(ii)           To exercise Tenant’s option to extend the Term, Tenant shall give Landlord written notice of its election not later than the date that is nine (9) months prior to the Extended Termination Date.  Within thirty (30) days of receipt of Tenant’s election to extend, Landlord shall notify Tenant of Landlord’s good faith determination of Fair Market Rent for the Renewal Term.  Within ten (10) days after receipt of such notice from Landlord, Tenant shall have the right to: (1) elect to accept Landlord’s determination of Fair Market Rent for the Renewal Term; or (2) elect to disagree with Landlord’s determination of Fair Market Rent for the Renewal Term.  Failure on the part of Tenant to make any election in writing pursuant to the preceding sentence within such ten (10)-day period shall constitute an election by Tenant to disagree with Landlord’s determination of Fair Market Rent for the Renewal Term (“Deemed Disagreement”).

(iii)           In the event Tenant elects, by written notice within the ten (10)-day period, to disagree with Landlord’s determination of Fair Market Rent for the Renewal Term or in the event of Tenant’s Deemed Disagreement, then Landlord and Tenant shall meet and confer with each other as frequently as is reasonable in the circumstances in order to come to a mutual  agreement as to the Fair Market Rent for the Renewal Term; provided, however, that if Landlord and Tenant cannot mutually agree in writing as to the Fair Market Rent for the Renewal Term within twenty-five (25) days following Tenant’s written notice of disagreement, Landlord and Tenant shall simultaneously furnish to each other a notice in writing  stating what each perceives to be the Fair Market Rent projected to the commencement date of the Renewal Term (“Rent Notice”).  The Rent Notice from each party shall be accompanied by a statement from a licensed commercial real estate broker with at least five (5) years’ experience appraising similarly situated buildings in the same rental market and which are comparable to the Building in location, condition, quality and type containing said broker’s opinion of Fair Market Rent.    If the higher estimate is not more than one hundred five percent (105%) of the lower estimate, the new rent shall be established as the average of the two statements.  If not, the two brokers acting on behalf of Landlord and Tenant, shall, within fifteen (15) days after Landlord’s statement has been submitted, jointly appoint a third qualified real estate broker with at least five (5) years’ experience appraising similarly situated buildings in the same rental market and which are comparable to the Building in location, condition, quality and type (the “Referee”). If the two brokers are unable to agree upon the selection of a Referee, then the Referee shall be selected within fifteen (15) days thereafter by an arbitrator pursuant to the rules of the American Arbitration Association.  The Referee shall, within thirty (30) days after appointment, render his or her decision, which decision shall be strictly limited to choosing one of the two determinations made by the two brokers chosen by Landlord and Tenant with respect to Fair Market Rent.  The decision of the Referee shall be binding upon Landlord and Tenant and shall constitute the Base Rent for the Renewal Term.  Landlord and Tenant shall each pay for their own brokers, and the cost of the Referee shall be shared equally by Landlord and Tenant.

(iv)           Tenant shall have no other option, right or obligation to extend the Term or otherwise remain in the Premises after expiration of the current Term.  From and after commencement of the Renewal Term, all of the other terms, covenants and conditions of the Lease shall apply, and references to the Term shall be deemed to include the Renewal Term; provided, however, that (1) Base Rent shall be revised as herein provided, (2) Tenant shall have no option or right to further extend the Term beyond the Renewal Term, (3) there shall be no “free rent” period; (4) Landlord shall have no obligation to make any alterations or improvements to the Premises; and (5) the Base Year for the computation of Tenant’s Proportionate Share of Building Operating Expense for the Renewal Term shall be the calendar year 2021.

(v)           Notwithstanding anything to the contrary contained herein, Tenant’s rights under this Section 9(d) are personal to the original Tenant executing the Lease (“Named Tenant”) and its Affiliates and shall not be assigned or assignable, in whole or in part, to any third-party.  Any assignment or other transfer of such rights by Named Tenant shall be void and of no force or effect.  Without limiting the generality of the foregoing, no sublessee of the Premises shall be permitted to exercise the rights granted to Tenant under this Section 9(d).

(vi)           Tenant’s right to exercise the options to extend shall be subject to the conditions (all of which conditions are solely for Landlord’s benefit and may, in Landlord’s sole discretion, be waived) that (1) at the time of exercise and at all times prior to the commencement of each Additional Extended Term, Tenant shall not be in default under the Lease beyond any applicable notice and cure period, and (2) Tenant must exercise the option to extend as to the entire Premises.

(vii)           “Fair Market Rent” shall mean the rate being charged by Landlord in the Building for comparable space (or comparable space in non-equity transactions in comparable Class A commercial office buildings in the submarket of Point West in the City of Sacramento), taking into consideration all relevant terms or conditions, including (1) the condition of the Premises in its then “as is” condition, (2) Landlord has no obligation to perform any work to prepare the Premises for Tenant’s occupancy or to reimburse Tenant for any alterations to be made by Tenant, (3) Landlord has no obligation to give Tenant any free rent during the Renewal Term or any other rental concession, (4) brokerage commissions and (5) a 2021 Base Year. The foregoing notwithstanding renewal transactions in which the rent was either established at a pre-determined amount by reason of the exercise by the tenant of an option to renew or extend at a fixed rental rate or was established due to the operation of a predetermined minimum or maximum amount shall not be regarded as comparable transactions.

(e)           Signage.  Within sixty (60) days of written notice from Landlord requesting the removal of Tenant’s building sign, Tenant shall remove, at Tenant’s sole cost and expense, in accordance with Section 2 of First Amendment, its building sign, and restore any portion of the Building impacted thereby to the condition that said portions of the Building existed prior to the installation of Tenant’s signage.  If any patching of holes or other cosmetic blemishes relating to Tenant’s signs are visible in the reasonable opinion of Landlord (including, without limitation, discoloration of the exterior façade materials of the Building) following such removal by Tenant, Landlord may require that the underlying façade materials be replaced with new materials consistent in color, appearance and texture to the original façade materials. At the time of signage removal, provided that Landlord is given not less than two (2) business days prior notice, Landlord’s representative shall be present to approve signage removal and confirm that the restoration is satisfactory to Landlord. Following the execution of this Amendment, Landlord may remove Tenant’s lobby sign.  Tenant shall maintain the right to display its existing monument sign and its existing “eye brow” sign in accordance with Section 2 of First Amendment.

(f)           Additional Insureds.  Tenant shall promptly cause its Commercial General Liability policy or policies of insurance carried pursuant to Section 8.B of the Original Lease to name, as additional insureds, Landlord, the existing managing agent of the Building (or its successors), Hines Interests Limited Partnership, and any lender with a deed of trust encumbering the Property or any part thereof, of whom Landlord has notified Tenant.  Tenant shall provide evidence of such coverage to Landlord within thirty (30) days following written request therefor by Landlord.

(g)          Landlord’s Notice and Rent Payment Addresses:  Landlord’s notice address and remittance address, as set forth in the Basic Lease Information of the Original Lease, are hereby deleted and replaced with the following:

Landlord’s Notice Address:	Hines VAF II Sacramento Properties, L.P.
c/o Property Manager
1610 Arden Way, Suite 190
Sacramento, California 95815

Landlord’s Rent Payment Address:	Hines VAF II Sacramento Properties, L.P.
Department 34077
P.O. Box 39000
San Francisco, California 94139

10.         OFAC Representations.  Tenant and Landlord represent and warrant to each other that (a) Tenant or Landlord, as applicable, is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation, and (b) Tenant or Landlord, as applicable, shall not engage in any such actions during the Term.  Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

11.         Nondisclosure of Lease Terms.  Tenant agrees that the terms of the Lease, as modified by this Amendment, are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants.  Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of the Lease, as modified by this Amendment, to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of the Lease or subtenant of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce the Lease.

12.         Miscellaneous.

(a)           This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. This Amendment shall not be relied upon by any other party, individual, corporation, partnership or entity as a basis for reducing its lease obligations with Landlord. Tenant agrees that it shall not disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms,  details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

(b)           Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c)           In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

(d)           Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

(e)           The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

(f)           Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment, with the exception of Meridian Commercial Properties. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment, with the exception of Meridian Commercial Properties. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment, with the exception of Meridian Commercial Properties.  Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

[Signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HINES VAF II SACRAMENTO PROPERTIES, L.P., a Delaware limited partnership

By:	Hines VAF II Sacramento Properties GP LLC, its general partner

	By:	Hines U.S. Office Value Added Fund II, L.P., its sole member

		By:	Hines U.S. Office Value Added Fund II LLC, its general partner

			By:	Hines Interests Limited Partnership, its managing member

				By:	Hines Holdings, Inc., its general partner

By:
					Name:	James C. Buie, Jr.
					Title:	Executive Vice President

TENANT:

AMERICAN RIVER BANK, a commercial bank organized under the laws of the State of California

By:
Name:	Mitchell Derenzo
Title:	EVP/CFO

EXHIBIT A

Attach Floor Plan Showing Reduction Space

EXHIBIT B

WORK LETTER

This Exhibit (“Work Letter”) is attached to and made a part of the Second Amendment by and between HINES VAF II SACRAMENTO PROPERTIES, L.P., a Delaware limited partnership (“Landlord”), and AMERICAN RIVER BANK, a commercial bank organized under the laws of the State of California (“Tenant”), for space in the building located at 1545 River Park Drive, Sacramento, California.

As used in this Work Letter, the “Original Premises” shall be deemed to mean the Original Premises as defined in Recital A of the Amendment, and the “Premises” shall be deemed to mean the Premises as defined in Section 2 of the Amendment to which this Exhibit is attached.

1.           Condition of the Premises.  Except as provided in this Exhibit B, Landlord shall have no obligation to Tenant with respect to the condition of the Premises as of Extension Date.  Tenant acknowledges and agrees that the work required to be performed pursuant to this Exhibit B includes any demolition or other preparatory work required as a result of the condition of the Premises as of the date of the Amendment to which this Exhibit is attached (including any lighting and sprinkler relocations and HVAC redistribution that may be necessary in connection with the division of the Original Premises by the new demising wall to be constructed in accordance with the Plans (as defined below)).  Tenant further acknowledges that Landlord has not made any warranty or representation of any kind to Tenant regarding the condition of the Premises as of the date of the Amendment to which this Exhibit is attached.

2.           Description of the Tenant Improvements.  The “Tenant Improvements” shall consist of the work shown on the space plan prepared by Nielsen & Associates dated __________, 2010 (the “Plans”). It is agreed that construction of the Tenant Improvements is intended to be “turnkey” and will be completed at Landlord’s sole cost and expense (subject to the terms of Paragraphs 3 and 6 below) using Building Standard methods, materials and finishes. Landlord shall bid out the Plans to no more than three contractors selected by Landlord, and in the event that the Tenant Improvements cannot be constructed for less than the Sixty Thousand Dollars ($60,000.00) (the “Cap”) (which costs of construction shall include hard and soft costs, fees for services rendered by the Space Planner, Architect, Engineers and construction manager as well as permitting), Landlord shall notify Tenant of the additional costs that will need to be incurred in order to construct the Tenant Improvements (the “Excess Costs”). Tenant shall have five (5) days in which to approve or disapprove of the Excess Costs.  If the Excess Costs are disapproved by Tenant, Landlord shall have the right to terminate the Lease upon written notice to Tenant. If the Excess Costs are approved, Tenant shall deliver to Landlord, within two (2) business days, a sum equal to the Excess Costs. If Tenant fails to either approve or disapprove of the Excess Costs within 5 days, Tenant shall be deemed to have approved of the Excess Costs.  In no event shall Landlord be required to incur any additional costs beyond the Cap, nor shall Landlord be required to commence the construction of the Tenant Improvements without recovering the Excess Costs from Tenant. Landlord shall enter into a direct contract for the Tenant Improvements with the contractor (the “Contractor”) that can construct the Tenant Improvements for less than Cap or whose Excess Costs have been approved by Tenant.. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Tenant Improvements. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant’s use, it being agreed that Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, functionality of design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment). Tenant acknowledges that Landlord will be paying an affiliate of Landlord a construction management fee equal to five percent (5%) of the cost of the Tenant Improvements, which fee shall be included when determining the Cap (as defined in Paragraph 3 below).

3.           Actual Costs. If the actual cost of the Tenant Improvements exceeds the Cap (such amounts exceeding the Cap being herein referred to as the “Additional Excess Costs”), Tenant shall pay to Landlord such Additional Excess Costs, plus any applicable state sales or use tax thereon, upon demand.  The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein.  The amounts payable by Tenant hereunder (including Excess Costs, Additional Excess Costs and any payments to be made pursuant to Section 4 below) constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

4.           Revisions.  If Tenant shall request any revisions to the Plans, Landlord shall have such revisions prepared at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans, plus any applicable state sales or use tax thereon, upon demand.  Landlord shall notify Tenant in writing of the increased cost in the Tenant Improvements, if any, resulting from such revisions to the Plans, in the form of a proposed written change order to the contract with Contractor. Tenant, within one (1) business day, shall notify Landlord in writing whether it desires to proceed with such revisions.  In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. If the increased costs are acceptable to Tenant, the written change order to the contract with Contractor shall be executed by Landlord. If such revisions result in an increase in the cost of Tenant Improvements, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord.

5.           Unanticipated Code-Compliance Costs.  Should the City of Sacramento require, as a condition to the issuance of any building or other permits that are needed in order to construct the Tenant Improvements and/or lawfully occupy the Premises, additional improvements or upgrades to any area outside of the Premises or the Original Premises, that are not anticipated by the Plans (the “Upgrades”), Landlord hereby agrees to pay the entire cost of the Upgrades.  The terms of this Paragraph are intended to address the risk of Upgrades that may be required in connection with the Tenant Improvements that are to be constructed prior to Tenant’s occupancy of the Premises, and is not intended to diminish or otherwise modify Tenant’s ongoing obligations under the Lease to thereafter comply with all building codes and other Laws pursuant to the terms of the Lease.

6.           Designation of Tenant’s Representative. Tenant hereby designates Doug Ederer of Interior Specialists as its representative in connection with the design and construction of the Tenant Improvements, and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant.

7.           Designation of Landlord’s Representative.  Landlord hereby designates ___________________ as its representative in connection with the design and construction of the Tenant Improvements, and Tenant shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Landlord.

8.           Timing for Completion of Tenant Improvements.  Tenant acknowledges that the Tenant Improvements may be performed by Landlord in the Premises during normal business hours subsequent to the execution of the Amendment to which this Exhibit is attached. Landlord and Tenant agree to cooperate with each other in order to enable the Tenant Improvements to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible.  The Tenant Improvements shall be deemed to be “substantially completed” on the date that Landlord reasonably determines that all Tenant Improvements has been construction (or would have been constructed absent any Tenant Delay[s]), other than any details of construction, mechanical adjustment or any other matter, the nonperformance of which does not materially interfere with Tenant’s use of the Premises. Notwithstanding the above, no Tenant Delay shall be deemed to have occurred unless and until Landlord has given Tenant written notice that an act or omission on the part of Tenant is about to occur or has occurred which will cause a delay in the completion of the Tenant Improvements, and Tenant has failed to cure such delay within one (1) business day after its receipt of such written notice. Any minor details of construction, decoration and mechanical adjustments shall be completed within thirty (30) days after substantial completion of the Tenant Improvements. Notwithstanding anything herein to the contrary, any delay in the completion of the Tenant Improvements or inconvenience suffered by Tenant during the performance of the Tenant Improvements shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease, as amended by the Amendment. Tenant waives any and all claims against Landlord, including, but not limited to, claims for constructive eviction, arising out of inconvenience or disruption of Tenant’s use and enjoyment of the Premises during construction of the Tenant Improvements.  Landlord shall make commercially reasonable efforts to minimize disruption of Tenant’s use and enjoyment of the Premises during such period; provided, however, that such efforts shall not require Landlord to construct the Tenant Improvements outside of normal business hours unless Tenant pays for the additional cost thereof.  Landlord and Tenant shall meet prior to construction of the Tenant Improvements to agree upon a reasonable schedule for construction of the Tenant Improvements.  Tenant shall be responsible for all costs of removing and repositioning its furniture, equipment and other personal property in the Premises in order to accommodate the construction of the Tenant Improvements.

9.           Contractor’s Warranties and Guaranties.  Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant  hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.  Such warranties and guaranties of Contractor shall guarantee that the Tenant Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof (the “Warranty Period”), and Contractor shall be responsible for the replacement or repair, without additional charge, of the Tenant Improvements that shall become defective within the Warranty Period.

10.         Applicability to Additional Space. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.